Exhibit 10.1

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS NINTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 1, 2020 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and REGULUS THERAPEUTICS INC., a Delaware corporation with offices located at 10628 Science Center Dr., San Diego, California 92121 (“Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of June 17, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower desires to incur Indebtedness pursuant to, and enter into, the SBA PPP Loan (as defined herein) and in connection therewith has requested Collateral Agent and Lenders to amend certain provisions of the Loan Agreement to allow Borrower to incur such Indebtedness, and Collateral Agent and Lenders have agreed to such request; and
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	The following Section 6.2(d) is hereby added to the Loan Agreement:

(d)

(i) Borrower shall promptly (but no later than within two Business Days) notify Collateral Agent of execution, consummation, filing, delivery or receipt, of any agreement, instrument, application, document, amendment, modification, waiver, supplement, consent or notice with respect to the SBA PPP Loan (including, without limitation, forgiveness thereof), and with such notification provide to Collateral Agent a copy thereof.

(ii) Along with the monthly Compliance Certificate to be delivered pursuant to Section 6.2(b) of this Agreement, Borrower shall deliver to each Lender and Collateral Agent a written summary stating (A) the amount of the SBA PPP Loan outstanding as of the end of the immediately preceding month, (B) the amount of the SBA PPP Loan used in the immediately preceding month by Borrower and (C) the purposes for which the SBA PPP Loan was used in the immediately preceding month.

3.	The following Section 6.14 is hereby added to the Loan Agreement:

6.14    SBA PPP Loan. Borrower shall:

(a) comply with all material terms and conditions of the SBA PPP Loan and all applicable requirements of the SBA and Small Business Act related thereto and use the proceeds of the SBA PPP Loan solely for CARES Allowable Uses;

(b) ensure that the SBA PPP Loan (i) has a maturity date not less than two (2) years after the date of incurrence of the SBA PPP Loan, (ii) bears interest at a rate not greater than one percent (1%) per annum, and (iii) otherwise has terms customary for loans made pursuant to the CARES Act;

(c) keep proper records in which full, true, timely and correct entries are made of all dealings and transactions related to the SBA PPP Loan and, upon Collateral Agent’s request, provide such records to Collateral Agent;

(d) promptly following the SBA PPP Loan Date (but in any event no later than forty-five (45) days after the eight-week period immediately following the SBA PPP Loan Date), apply for forgiveness of the maximum amount of SBA PPP Loan permissible in accordance with Section 1106 of the CARES Act and provide notice of the status of any and all documentation related to such application for forgiveness to Collateral Agent and, upon Collateral Agent’s request, deliver a certificate of an authorized officer of the Borrower certifying as to the amount of the SBA PPP Loan that will be forgiven pursuant to the provisions of the CARES Act;

(e) use best efforts to cause not less than Five Hundred Thousand Dollars ($500,000.00) of the SBA PPP Loan to be forgiven by the SBA PPP Loan lender on or before September 30, 2020, (or such other amount and/or by such other time as consented to by the Required Lenders in writing and such consent shall not be unreasonably withheld); and

(f) not amend any material provision in any document relating to the SBA PPP Loan nor make any prepayment of the SBA PPP Loan unless such prepayment is necessary or advisable due to change in the applicable law or guidance issued by the SBA.

4.	Section 7.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.12    Cash Covenant. Fail to maintain at all times cash (excluding proceeds of the SBA PPP Loan unless such proceeds have been forgiven by the SBA) in a Collateral Account subject to a Control Agreement in favor of Collateral Agent, an amount equal to at least the Minimum Cash Balance.

5.	Section 8.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)    Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes; Pensions), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries), 6.13 (Further Assurances) or 6.14 (SBA PPP Loan) or Borrower violates any covenant in Section 7; or

6.	Section 8.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

8.6    Other Agreements.

(a) There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default in this Section 8.6 (a) caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (i) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (ii) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (iii) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent or Lenders be materially less advantageous to Borrower; or (b) any event or condition occurs that results in the SBA PPP Loan becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the SBA PPP Loan to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or the SBA withdraws or terminates its guarantee of Borrower’s payment of the SBA PPP Loan or there is any other default in any agreement related to the SBA PPP Loan;

7.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Permitted Indebtedness” is:

(a)    Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c)    Subordinated Debt;

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed One Million Six Hundred Thousand Dollars ($1,600,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)    Indebtedness that also constitutes a Permitted Investment under clause (g) of the definition of “Permitted Investment”;

(h)    Indebtedness relating to the financing of insurance premiums in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any given time; and

(i)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be; and

(j)    Indebtedness under the SBA PPP Loan (subject to Section 6.14 of this Agreement).

8.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, and applicable rules and regulations.

“CARES Allowable Uses” means use of proceeds of the SBA PPP Loan for: (i) payroll costs, (ii) costs related to the continuation of group health care benefits during periods of paid sick, medical or family leave, and insurance premiums, (iii) mortgage interest payments (but not mortgage prepayments or principal payments), (iv) rent payments, (v) utility payments, and/or (vi) interest payments on any other debt obligations that were incurred before Feb. 15, 2020, in each case as the use is described as an “allowable use” in Section 1102 of the CARES Act.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means the unsecured loan incurred by the Borrower from Silicon Valley Bank under 15 U.S.C. 636(a)(36) (as added to the Small Business Loan Act by Section 1102 of the CARES Act) in the aggregate amount of Six Hundred Sixty One Thousand Eighth Hundred Seventy Five Dollars ($661,875.00), on the SBA PPP Loan Date.

“SBA PPP Loan Date” is the date on which Borrower receives proceeds of the SBA PPP Loan.

“Small Business Loan Act” means the Small Business Act (15 U.S. Code Chapter 14A - Aid to Small Business).

9.	Exhibit C (Compliance Certificate) to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

10.	Limitation of Amendment.

a.
The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

11.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

f.
The documents (including, without limitation, Borrower’s application for the SBA PPP Loan) evidencing the SBA PPP Loan delivered by Borrower to Collateral Agent prior to the date hereof are true, accurate and complete in all material respects, were duly authorized by Borrower, and the loan evidenced thereby has been approved by the SBA and is a loan made under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act). Borrower is fully compliant with the provisions of the SBA PPP Loan, Borrower has not made any misrepresentations (or omissions) in its application for the SBA PPP Loan or in any document submitted by Borrower in connection with its application for the SBA PPP Loan when made or deemed made, Borrower fulfills the eligibility requirements for the SBA PPP Loan and has use the proceeds of the SBA PPP Loan solely for CARES Allowable Uses;

g.	Borrower has not relied on Collateral Agent or any Lender or any statement of Collateral Agent or any Lender in its decision to apply for the SBA PPP Loan;

h.	The SBA PPP Loan and all documents and agreements entered into in connection therewith do not and will not violate any other agreement of Borrower; and

i.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

12.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.

13.
The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

14.
This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’

Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement.

15.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

16.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

REGULUS THERAPEUTICS, INC.

By /s/ Cris Calsada
Name: Cris Calsada
Title: CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

EXHIBIT A
EXHIBIT C
Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender
FROM:	REGULUS THERAPEUTICS INC.
The undersigned authorized officer (“Officer”) of REGULUS THERAPEUTICS INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a)    Borrower is in complete compliance for the period ending _______________ with all required covenants in the Loan Agreement except as noted below;
(b)    There are no Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports or extensions therefor, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies" column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements - balance sheet and income statement	Monthly within 30 days		Yes	No	N/A
2)	Financial statements - cash flow statement	Quarterly within 45 days		Yes	No	N/A
3)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A
4)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 45 days of FYE), and when revised		Yes	No	N/A

5)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
10)	Updated Exhibit A to Landlord Waiver	Quarterly within 30 days, and in any month in which new Collateral in excess of $100,000 was delivered to 10614 Science Center Dr., San Diego, California 92121		Yes	No	N/A
11)			$________	Yes	No	N/A

12)	Total amount of SBA PPP Loan proceeds received by Borrower		$________
13)	Total amount of SBA PPP Loan proceeds used by Borrower in the last month		$________
14)	Total amount of SBA PPP Loan proceeds remaining		$________

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No
4)
Have there been any amendments of or other changes to the Borrower’s Operating Documents or any of its Subsidiaries’ Operating Documents? If the Borrower is no longer subject to Securities Exchange Act of 1934, as amended, have there been any material changes to the capitalization of Borrower? If yes, please provide copies of any such amendments or changes to the Operating Documents and capitalization table, as applicable, with this Compliance Certificate.
		Yes	No
5)	Have there been any changes to insurance policies providing coverage for business interruption since the last year end Compliance Certificate? If yes, please explain.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

REGULUS THERAPEUTICS INC.

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:YesNo